UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	98-1067994
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
225 Union Blvd., Suite 600
Lakewood, CO 80228
(Address of principal executive offices)
ENERGY FUELS INC. 2015 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN

(Full title of plan)
Energy Fuels Resources (USA) Inc.
225 Union Blvd., Suite 600
Lakewood, CO 80228
(Name and address of agent for service)
(303) 389-4130
(Telephone number, including area code, of agent for service)
Copies to:
Richard Raymer
Dorsey & Whitney LLP
Brookfield Place
161 Bay Street, Suite 4310
Toronto, Ontario Canada M5J 2S1
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “Accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [X]	Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares issuable under the Energy Fuels Inc. 2015 Omnibus Equity Incentive Compensation Plan	3,407,551 (1)	2/4/2002	$6,951,405	$806
TOTAL	3,407,551	--	$6,951,405	$806

(1)
Represents additional common shares (the “Common Shares”) of Energy Fuels Inc. (the “Registrant”) reserved for issuance upon exercise or redemption of awards under the Energy Fuels Inc. 2015 Omnibus Equity Incentive Compensation Plan (the “Plan”).

(2)
The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average high and low prices for the Common Shares on March 27, 2017, as quoted on the NYSE MKT.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E –
REGISTRATION OF ADDITIONAL SECURITIES
Pursuant to General Instruction E of Form S-8, the registrant, Energy Fuels Inc. (the “Registrant”), is filing this registration statement (the “Registration Statement”) to register an additional 3,407,551 common shares, no par value (the “Common Shares”), issuable under its 2015 Omnibus Equity Incentive Compensation Plan (the “Plan”). On June 24, 2015, the Registrant filed a registration statement on Form S-8 (File No. 333-205182) (the “Original Registration Statement) to register 4,504,598 Common Shares for issuance under the Plan. The contents of the Original Registration Statement are hereby incorporated into this Registration Statement by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents By Reference.
The following documents which have been and will in the future be filed by the Registrant with the United States Securities and Exchange Commission (the “SEC”) are incorporated into this Registration Statement by reference:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017

(b)	All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2016.

(c)
The description of the Common Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on November 11, 2013, including any amendment or report filed for the purpose of amending such description.

All reports filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the 1934 Act shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Number	Exhibit
4.1	Energy Fuels Inc. 2015 Omnibus Equity Incentive Compensation Plan (Incorporated by reference from Exhibit 4.1 from the Original Registration Statement)
5.1	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Borden Ladner Gervais LLP (Included in Exhibit 5.1)
23.2	Consent of KPMG LLP, Independent Registered Public Accountants
23.3	Consent of Roscoe Postle Associates Inc.
23.4	Consent of William E. Roscoe
23.5	Consent of Douglas H. Underhill
23.6	Consent of Thomas C. Pool
23.7	Consent of Robert Michaud
23.8	Consent of Stuart E. Collins
23.9	Consent of Mark B. Mathisen
23.10	Consent of Harold R. Roberts
23.11	Consent of David A. Ross
23.12	Consent of Peters Geosciences
23.13	Consent of Douglas C. Peters
23.14	Consent of BRS Inc.
23.15	Consent of Douglas L. Beahm
23.16	Consent of W. Paul Goranson
23.17	Consent of Douglass Graves
23.18	Consent of Richard White
23.19	Consent of Don R. Woody
23.20	Consent of Trec, Inc.
23.21	Consent of Woody Enterprises
23.22	Consent of Allan Moran
23.23	Consent of Frank A. Daviess
23.24	Consent of SRK Consulting (U.S.) INC.
23.25	Consent of Christopher Moreton
24.1	Power of Attorney (See Signature Pages)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, United States of America on March 31, 2017.

ENERGY FUELS INC.

/s/Stephen P. Antony
Name:	Stephen P. Antony
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

/s/Daniel G. Zang
Name:	Daniel G. Zang
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Stephen P. Antony and Daniel G. Zang as his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Stephen P. Antony	Chief Executive Officer and Director	March 31, 2017
Stephen P. Antony

/s/Daniel G. Zang	Chief Financial Officer	March 31, 2017
Daniel G. Zang	(Principal Financial and Accounting Officer)

/s/Glenn Catchpole	Director	March 31, 2017
Glenn Catchpole

/s/Dennis Higgs	Director	March 31, 2017
Dennis Higgs

/s/J. Birks Bovaird	Director	March 31, 2017
J. Birks Bovaird

/s/Bruce D. Hansen	Director	March 31, 2017
Bruce D. Hansen

/s/Ames Brown	Director	March 31, 2017
Ames Brown

/s/Ron F. Hochstein	Director	March 31, 2017
Ron F. Hochstein

/s/Paul A. Carroll	Director	March 31, 2017
Paul A. Carroll

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

/s/David C. Frydenlund	Authorized Representative	March 31, 2017
David C. Frydenlund	in the United States

EXHIBIT INDEX

Number	Exhibit
4.1	Energy Fuels Inc. 2015 Omnibus Equity Incentive Compensation Plan (Incorporated by reference from Exhibit 4.1 from the Original Registration Statement)
5.1	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Borden Ladner Gervais LLP (Included in Exhibit 5.1)
23.2	Consent of KPMG LLP, Independent Registered Public Accountants
23.3	Consent of Roscoe Postle Associates Inc.
23.4	Consent of William E. Roscoe
23.5	Consent of Douglas H. Underhill
23.6	Consent of Thomas C. Pool
23.7	Consent of Robert Michaud
23.8	Consent of Stuart E. Collins
23.9	Consent of Mark B. Mathisen
23.10	Consent of Harold R. Roberts
23.11	Consent of David A. Ross
23.12	Consent of Peters Geosciences
23.13	Consent of Douglas C. Peters
23.14	Consent of BRS Inc.
23.15	Consent of Douglas L. Beahm
23.16	Consent of W. Paul Goranson
23.17	Consent of Douglass Graves
23.18	Consent of Richard White
23.19	Consent of Don R. Woody
23.20	Consent of Trec, Inc.
23.21	Consent of Woody Enterprises
23.22	Consent of Allan Moran
23.23	Consent of Frank A. Daviess
23.24	Consent of SRK Consulting (U.S.) INC.
23.25	Consent of Christopher Moreton
24.1	Power of Attorney (See Signature Pages)